August 20, 2004

Board of Directors

UQM Technologies, Inc.

7501 Miller Drive

Frederick, Colorado 80530

Re: Registration Statement on Form S-2 of UQM Technologies, Inc.

Ladies and Gentlemen:

As counsel for UQM Technologies, Inc., a Colorado corporation (the "Company"), we have examined the above-referenced Registration Statement on Form S-2 under the Securities Act of 1933 (the "Registration Statement") that the Company is filing with the Securities and Exchange Commission with respect to the registration of 3,125,000 shares of its common stock, par value $0.01 per share (the "Shares").

We have also examined the Company’s Restated Articles of Incorporation, as amended, Bylaws and the record of its corporate proceedings and have made such other investigation as we have deemed necessary in order to express the opinion set forth below.

In all such examinations, we have assumed without independent investigation or inquiry the legal capacity of all natural persons executing documents, the genuineness of all signatures on original or certified copies, the authenticity of all original or certified copies and the conformity to original or certified documents of all copies submitted to us as conformed or reproduction copies. We have relied as to factual matters upon and have assumed the accuracy of, the statements made in the certificates of officers of the Company delivered to us and the certificates and other statements or information of or from public officials and officers and representatives of the Company.

Based on such examination and the limitations and assumptions set forth herein, it is our opinion that the Shares, when issued and sold in the manner and for the consideration contemplated by the Registration Statement, will be validly issued, fully paid and nonassessable.

The opinions expressed herein are limited to the laws of the State of Colorado.

We hereby consent to the reference to us under the caption "Legal Matters" in the Registration Statement; provided, however, that in giving this consent we do not admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules of the SEC promulgated thereunder. We further consent to the filing of this opinion as an exhibit to the Registration Statement. We express no opinion as to any matters not expressly set forth herein.

The opinions expressed herein are rendered as of the date hereof. We do not undertake to advise you of matters that may come to our attention subsequent to the date hereof and that may affect the opinions expressed herein, including without limitation, future changes in applicable law. This letter is our opinion as to certain legal conclusions as specifically set forth herein and is not and should not be deemed to be a representation or opinion as to any factual matters.

HOLME ROBERTS & OWEN LLP

/s/ Nick Nimmo

Nick Nimmo, Partner